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                                                                   EXHIBIT 10.18


                          THIRD SUPPLEMENTAL INDENTURE


         THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December 30, 1997, among PIONEER NEWSUB1, INC. (as successor to Pioneer Natural Resources USA, Inc., formerly known as Mesa Operating Co., as successor to Parker & Parsley Petroleum Company), a Texas corporation (the "Company"), PIONEER DEBTCO, INC., a Texas corporation and wholly-owned subsidiary of Pioneer Natural Resources Company ("DebtCo"), and THE CHASE MANHATTAN BANK, a New York banking association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below.

                                    RECITALS

         A. The Company and the Trustee are parties to that certain Indenture, dated as of April 12, 1995, as amended by the First Supplemental Indenture, dated as of August 7, 1997, as amended by the Second Supplemental Indenture, dated as of December 30, 1997 (the "Indenture"), pursuant to which the Company issued 87/8% Senior Notes due 2005 and 8 1/4% Senior Notes due 2007 (collectively, the "Debt Securities").

         B. Article IX of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may, without the consent of the holders of the Debt Securities, enter into a supplemental indenture to evidence the succession pursuant to Article X of the Indenture of another corporation to the Company and the assumption by such successor of the covenants, agreements and obligations of the Company under the Debt Securities and the Indenture.

         C. Upon consummation of a merger (the "Restructuring") as of the date hereof by and among the Company, DebtCo and Pioneer AssetCo, Inc., a Texas corporation and wholly-owned subsidiary of DebtCo ("AssetCo"), DebtCo will assume and be responsible and liable for all obligations of the Company with respect to the Debt Securities and the Indenture (collectively, the "Restructured Debt"), to the same extent as if the Restructured Debt had been incurred or contracted by DebtCo, and AssetCo will be possessed of all the estate, property, rights, privileges and franchises of the Company other than the Restructured Debt.

         D. In connection with the Restructuring, the Company and DebtCo have duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture in order to reflect the results of the Restructuring as required by the Indenture.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the Debt Securities:

         1. The Restructuring is permitted by Section 10.01 of the Indenture and in connection therewith:



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                  (a) DebtCo hereby expressly assumes all obligations of the
         Company under the Debt Securities and the Indenture;

                  (b) The Company and DebtCo hereby represent that immediately after giving effect to the Restructuring (and treating any Indebtedness which becomes an obligation of DebtCo, as the Successor Company with respect to the Restructured Debt, or any Subsidiary of the Company as a result of the Restructuring as having been Incurred by DebtCo, as the Successor Company with respect to the Restructured Debt, or such Subsidiary at the time of such transaction), no Default or Event of Default has occurred or is continuing;

                  (c) DebtCo, as the Successor Company with respect to the Restructured Debt, waives any right to redeem any Bearer Security under circumstances in which DebtCo, as the Successor Company with respect to the Restructured Debt, is otherwise entitled to redeem such Bearer Security but the Company would not have been entitled to redeem if the Restructuring had not occurred.

         2. As of the effective date of this Third Supplemental Indenture and upon consummation of the Restructuring, DebtCo, as the Successor Company with respect to the Restructured Debt, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if DebtCo had been named as the Company in the Indenture.

         3. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Third Supplemental Indenture forms a part of the Indenture. Except to the extent amended by or supplemented by this Third Supplemental Indenture, the Company, DebtCo and the Trustee hereby ratify, confirm and reaffirm the Indenture in all respects.

         4. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         5. The laws of the State of New York shall govern the construction and interpretation of this Third Supplemental Indenture, without regard to principles of conflicts of laws.



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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written:


                                       PIONEER NEWSUB1, INC.


                                       By:   /s/ M. GARRETT SMITH
                                           ------------------------------
                                                 M. Garrett Smith
                                                 President


                                       PIONEER DEBTCO, INC.


                                       By:   /s/ M. GARRETT SMITH
                                           ------------------------------
                                                 M. Garrett Smith
                                                 President


                                       THE CHASE MANHATTAN BANK, as Trustee


                                       By:   /s/ JAMES P. FREEMAN
                                          -------------------------------
                                       Name:     James P. Freeman
                                            -----------------------------
                                       Title:    Assistant Vice President
                                             ----------------------------






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